SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22, 2007

AMERICAN BIO MEDICA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	0-28666	14-1702188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY	12106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 227-1243

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION
UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On January 22, 2007, the Registrant entered into a Term Note (the “Note”) with First Niagara Financial Group (“FNFG”) in the amount of $539,000. The term of the note is five (5) years with a fixed interest rate of 7.17%. The Registrant’s monthly payment will be $10,714 and payments will commence on February 1, 2007, with the final payment being due on January 1, 2012. The Registrant has the option of prepaying the Note in full or in part at any time during the term without penalty. There were no closing costs associated with this Note.

The proceeds received will be used for the purchase of three (3) pieces of equipment to enhance the Registrant’s manufacturing process in its New Jersey facility. Carl A. Florio, a member of the Registrant’s Board of Directors is an officer of FNFG however Mr. Florio was not directly involved in this transaction.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

d)	Exhibits

The following exhibit is filed with this Report on Form 8-K:

10.3	Term Note with FNFG

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Date: January 24, 2007	By:	/s/ Keith E. Palmer
Keith E. Palmer
Chief Financial Officer

Exhibit Index

Exhibit No.	Description	Page No.

10.3	Term Note with FNFG	5